UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 16, 2011

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

64 Sidney St. Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (734) 418-4400

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Vericel Corporation, f/k/a Aastrom  Biosciences, Inc., (the “Company”), a Michigan corporation, is filing this amendment to the Current Report on Form 8-K filed by the Company on November 22, 2011 to provide information regarding the counterparty to the project addendum (the “November Addendum”) to the Company’s master services agreement (the “Agreement”), made and entered into as of September 23, 2011, by and between the Company and PPD Development, L.P. (“PPD”). A copy of the November Addendum that includes the identity of PPD as the counterparty is attached to this Form 8-K/A as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description
10.1*	Project Addendum to the Master Services Agreement, dated as of November 16, 2011

* Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions.  Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: December 30, 2016	By:	/s/ Gerard Michel
		Name:	Gerard Michel
		Title:	Chief Financial Officer and Vice President,
Corporate Development

Index to Exhibits

Exhibit Number	Description
10.1*	Project Addendum to the Master Services Agreement, dated as of November 16, 2011

* Application has been made with the Securities and Exchange Commission to seek confidential treatment of certain provisions.  Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.